As filed with the Securities and Exchange Commission on December 15, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Millennial Media, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	20-5087192
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

2400 Boston Street, Suite 300

Baltimore, MD 21224

(Address of principal executive offices) (Zip code)

Millennial Media, Inc. 2014 Equity Inducement Plan

Assumed Awards

(Full title of the plan)

Michael G. Barrett

President and Chief Executive Officer

Millennial Media, Inc.

2400 Boston Street, Suite 300

Baltimore, MD 21224

(410) 522-8705

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

John J. Egan III, Esq.	Ho Shin, Esq.
Ian D. Engstrand, Esq.	General Counsel and Chief Privacy Officer
Goodwin Procter LLP	Millennial Media, Inc.
Exchange Place	2400 Boston Street, Suite 300
53 State Street	Baltimore, MD 21224
Boston, MA 02109	Tel: (410) 522-8705
Tel: (617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
2014 Equity Inducement Plan
Common Stock, par value $0.001 per share	7,467,268 shares	(1)	$0.67229	(2)	$5,020,169.60	(2)	$583.34
Assumed Awards	1,921,343 shares	(3)	$0.15019	(4)	$288,566.51	(4)	$33.53
TOTAL	9,388,611 shares				$5,308,736.11		$616.88

(1)     Consists of 7,467,268 shares of the common stock, par value $0.001 (the “Common Stock”) of Millennial Media, Inc. (the “Registrant”) underlying awards (the “Inducement Awards”) granted under the Millennial Media, Inc. 2014 Equity Inducement Plan (the “2014 Inducement Plan”). Such shares may be issued in the form of restricted stock units or dividend equivalent rights or issued upon exercise of stock options or upon the vesting of restricted stock units or stock appreciation rights to be granted under the 2014 Inducement Plan.  Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become issuable  under the 2014 Inducement Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)     Calculated pursuant to Rule 457(h) under the Securities Act, solely for the purpose of computing the registration fee, based on the weighted average exercise price of the Inducement Awards.

(3)     In connection with the transactions contemplated by the Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”) by and among the Registrant, Nexage, Inc., and certain other parties thereto, certain stock options to purchase common stock of Nexage, Inc. were assumed by Millennial Media  and were converted into options to purchase 1,592,349 shares of Common Stock (the “Assumed Awards”).  Pursuant to Rule 416(a) of the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock that become issuable pursuant to such stock options by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(4)     Calculated pursuant to Rule 457(h) under the Securities Act, solely for the purpose of computing the registration fee, based on the weighted average exercise price of the Assumed Awards.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering (i) 7,467,268 shares of Common Stock, issuable pursuant to outstanding equity awards granted pursuant to the 2014 Equity Inducement Plan, and (ii) 1,921,343 shares of Common Stock issuable pursuant to the outstanding equity awards set forth below which were assumed in connection with the transactions contemplated by the Merger Agreement:

•                  An option to purchase 727,461 shares of Common Stock with a per-share exercise price of $0.14 originally granted to Ernie Cormier on July 28, 2010.

•                  An option to purchase 664,692 shares of Common Stock with a per-share exercise price of $0.18 originally granted to Ernie Cormier on July 27, 2011.

•                  An option to purchase 529,190 shares of Common Stock with a per-share exercise price of $0.24 originally granted to Ernie Cormier on June 1, 2012.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.                                                PLAN INFORMATION. *

ITEM 2.                                                REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL PLAN INFORMATION. *

*            Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act is not required to be filed with the Securities and Exchange Commission (the “SEC”) and is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the explanatory note to Part I of Form S-8. Such information will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.                                                INCORPORATION OF DOCUMENTS BY REFERENCE

The Registrant hereby incorporates by reference into this Registration Statement the following documents filed by the Registrant with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)):

(a).      The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013 (File No. 001-35478), filed with the SEC on March 3, 2014 (including, for the avoidance of doubt, information specifically incorporated by reference in the Registrant’s Form 10-K from the Registrant’s Definitive Proxy Statement for its 2014 Annual Meeting of Stockholders, filed with the SEC on April 25, 2014);

(b).      The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, filed with the SEC on May 8, 2014, August 11, 2014 and November 10, 2014, respectively;

(c).       The Registrant’s Current Reports on Form 8-K (excluding any information and exhibits furnished under either Item 2.02 and Item 7.01 thereof), filed with the SEC on January 3, 2014, January 24, 2014, January 30, 2014, February 19, 2014, March 26, 2014, April 25, 2014, May 7, 2014, June 2, 2014, July 7, 2014, August 11, 2014, September 2, 2014, September 9, 2014, September 22, 2014, September 23, 2014, September 29, 2014, November 25, 2014, and December 8, 2014, as amended on December 15, 2014;

(d).      All other documents filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above; and

(e).       The description of the Registrant’s Common Stock which is contained in the Registrant’s Registration Statement on Form 8-A filed on March 27, 2012 (File No. 001-35478) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information filed under current items 2.02 or 7.01 of a Current Report on Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

ITEM 5.                                                INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant is incorporated under the laws of the State of Delaware. Section 102 of the Delaware General Corporation Law, or DGCL, permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

As permitted by the DGCL, the Registrant’s amended and restated certificate of incorporation and bylaws provide that: (i) the Registrant is required to indemnify its directors to the fullest extent permitted by the DGCL; (ii) the Registrant may, in its discretion, indemnify its officers, employees and agents as set forth in the DGCL; (iii) the Registrant is required, upon satisfaction of certain conditions, to advance all expenses incurred by its directors in connection with certain legal proceedings; (iv) the rights conferred in the bylaws are not exclusive; and (v) the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents.

The Registrant has entered into agreements with its directors and certain of its officers that require the Registrant to indemnify them against expenses, judgments, fines, settlements and other amounts that any such person becomes legally obligated to pay (including with respect to a derivative action) in connection with any proceeding, whether actual or threatened, to which such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliates, provided such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the Registrant’s best interests. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

The Registrant maintains a directors’ and officers’ liability insurance policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses the Registrant for those losses for which it has lawfully indemnified the directors and officers. The policy contains various exclusions.

ITEM 8.                                                EXHIBITS

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

ITEM 9.                                                UNDERTAKINGS

1.                                      The undersigned registrant hereby undertakes:

(a)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)                                 That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.                                      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.                                      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on this 15th day of December, 2014.

MILLENNIAL MEDIA, INC.

By:	/s/ Michael G. Barrett
Michael G. Barrett
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael G. Barrett and Ho Shin, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael G. Barrett
Michael G. Barrett	President, Chief Executive Officer and Director (Principal Executive Officer)	December 15, 2014

/s/ Andrew Jeanneret
Andrew Jeanneret	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 15, 2014

/s/ Michael Kocorowski
Michael Kocorowski	Senior Vice President, Accounting and Chief Accounting Officer (Principal Accounting Officer)	December 15, 2014

/s/ Thomas R. Evans
Thomas R. Evans	Director	December 15, 2014

/s/ Robert P. Goodman
Robert P. Goodman	Director	December 15, 2014

/s/ Patrick J. Kerins
Patrick J. Kerins	Director	December 15, 2014

/s/ Ross B. Levinsohn
Ross B. Levinsohn	Director	December 15, 2014

/s/ Wenda Harris Millard
Wenda Harris Millard	Director	December 15, 2014

/s/ James A. Tholen
James A. Tholen	Director	December 15, 2014

/s/ Ernest Cormier
Ernest Cormier	Director	December 15, 2014

EXHIBIT INDEX

Exhibit Number		Description

4.1	(1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2	(2)	Amended and Restated Bylaws of the Registrant.

4.3	(3)	Specimen Common Stock Certificate.

4.4		2014 Equity Inducement Plan.

4.5		Form of Stock Option Grant Notice and Stock Option Agreement under 2014 Equity Inducement Plan.

4.6		Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement under 2014 Equity Inducement Plan.

4.7		Form of Stock Option Grant Notice and Stock Option Agreement for Assumed Awards

5.1		Opinion of Goodwin Procter LLP.

23.1		Consent of Goodwin Procter LLP (included in Exhibit 5.1).

23.2		Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.3		Consent of PricewaterhouseCoopers LLP, Independent Accountants.

24.1		Power of Attorney (included on the signature page of this Form S-8).

(1)         Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35478), filed with the SEC on April 3, 2012, and incorporated by reference herein.

(2)         Previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-35478), filed with the SEC on April 3, 2012, and incorporated by reference herein.

(3)         Previously filed as Exhibit 4.2 to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-178909), filed with the SEC on March 15, 2012, and incorporated by reference herein.